UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2016

AMERICAN EXPRESS COMPANY

(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street
New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

American Express Company (the “Company”) is hereby furnishing below delinquency and write-off statistics for its U.S. Consumer Services (“USCS”) operating segment’s Card Member loans held for investment and its U.S. Small Business Card Member loans held for investment within its Global Commercial Services operating segment for the months ended January 31, February 29 and March 31, 2016 and the three months ended March 31, 2016. Effective December 1, 2015, the Company reclassified the Card Member loans related to its cobrand partnerships with Costco Wholesale Corporation in the U.S. and JetBlue Airways Corporation (the “HFS Portfolios”) to Card Member loans held for sale on the Consolidated Balance Sheets and thus such loans are not reflected in the table below.

Historical Card Member loan, delinquency and write-off statistics for USCS, U.S. Small Business and the HFS Portfolios are attached as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

American Express Company
U.S. Consumer Services and U.S. Small Business
Delinquency and Write-off Rate Statistics

As of and for the months ended January 31, February 29 and March 31, 2016 and the three months ended March 31, 2016

(Billions, except percentages)

	January 31, 2016	February 29, 2016	(Preliminary) March 31, 2016	(Preliminary) Three months ended March 31, 2016
USCS Card Member loans:
Total loans held for investment	$42.5	$41.7	$42.4	$42.4
30 days past due loans as a % of total	1.0%	1.0%	1.0%	1.0%
Average loans held for investment	$43.0	$42.1	$42.1	$42.5
Net write-off rate – principal only (a)	1.4%	1.4%	1.5%	1.5%

U.S. Small Business Card Member loans:
Total loans held for investment	$8.0	$8.0	$8.3	$8.3
30 days past due loans as a % of total	1.0%	1.1%	1.0%	1.0%
Average loans held for investment	$8.0	$8.0	$8.1	$8.1
Net write-off rate – principal only (a)	1.4%	1.4%	1.4%	1.4%

Total U.S. Consumer and Small Business Card Member loans held for investment	$50.5	$49.7	$50.7	$50.7

(a)	Net write-off rate based on principal only (i.e., excluding interest and /or fees).

The statistics presented above provide information that is additional to the data reported by the American Express Credit Account Master Trust (the “Lending Trust”) in its monthly Form 10-D report filed with the Securities and Exchange Commission.  The Card Member loans that have been securitized through the Lending Trust do not possess identical characteristics with those of the USCS or U.S. Small Business Card Member loans held for investment.  The reported credit performance of the Lending Trust may, on a month-to-month basis, be better or worse as a result of, among other things, differences in the mix and vintage of loans, the performance of Card Member loans held for sale that have been securitized through the Lending Trust, but which are not included in the loans held for investment statistics, the use of end-of-period principal loan balances to calculate write-off statistics in the Lending Trust compared to the use of average loan balances over the reporting period used in the statistics of the USCS and U.S. Small Business Card Member loans held for investment, as well as other mechanics of the calculation for the Lending Trust net write-off rate, which is impacted by any additions to the Lending Trust within a particular period.

Set forth below is certain information regarding the credit performance of the Lending Trust for its three most recent monthly reporting periods, as reported in its Form 10-D report filed with respect to each such period.

American Express Credit Account Master Trust

(Billions, except percentages)

	January 1, 2016 through January 31, 2016	February 1, 2016 through February 29, 2016	March 1, 2016 through March 31, 2016

Ending total principal balance	$26.6	$25.6	$25.5
Defaulted amount	$0.04	$0.04	$0.04
Annualized default rate, net of recoveries	1.2%	1.4%	1.2%
Total 30+ days delinquent	$0.2	$0.2	$0.2

EXHIBIT

99.1	Historical information relating to Card Member loan, delinquency and write-off statistics for USCS, U.S. Small Business and the HFS Portfolios.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)
By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date: April 15, 2016

EXHIBIT INDEX

Exhibit	Description
99.1	Historical information relating to Card Member loan, delinquency and write-off statistics for USCS, U.S. Small Business and the HFS Portfolios.